N-SAR Exhibit: Sub-item 77I(a)
Western Asset Funds Inc.
Western Asset Global Government Bond Fund

Item 77I (a): Submission of matters to a vote of security holders

In response to Sub-Items 77I (a), Western Asset Global Government Bond
Fund, the Registrant incorporates by reference the supplement to the fund's Prospectus and Summary Prospectus as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 3, 2016 (Accession No. 0001193125-16-491471).he Registrant also incorporates by reference Post-Effective Amendment No. 89 to Form N-1A filed on September 25, 2015 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-15-329045).